EXHIBIT 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the registration statement on Form N-4 (the “Registration Statement”) of our report dated April 27, 2015, relating to the financial statements of The Variable Annuity Life Insurance Company Separate Account A, which appears in the registration statement on Form N-4 (File No. 333-201803). We also consent to the incorporation by reference in this Registration Statement of our report dated April 27, 2015, relating to the consolidated financial statements of The Variable Annuity Life Insurance Company, which appears in the registration statement on Form N-4 (File No. 333-201803). We also consent to the reference to us under the heading “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

December 24, 2015